CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Trustees of the Royce Capital Fund and Shareholder of Royce Premier Portfolio and Royce Micro-Cap Portfolio:

We consent to the reference to our Firm in Post-Effective Amendment No. 2 to the Registration Statement of Royce Capital Fund on Form N-1A (File No. 333-1073) under the Securities Act of 1933 and Amendment No. 5 (File No. 811-07537) under the Investment Company Act of 1940. We further consent to the reference to our Firm under the heading "Independent Accountants" in the Statement of Additional Information.


                                   COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
July 2, 1997